UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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China Health Resource, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHINA HEALTH RESOURCE, INC.
343 Sui Zhou Zhong Road
Suining City, Sichuan Province, P.R. China
Telephone: (86-825) 239-1788
Fax: 212-671-1134

Important Notice Regarding the Availability of Information Statement for China Health Resource, Inc.

To the Stockholders of CHINA HEALTH RESOURCE, INC.:

Under new Securities and Exchange Commission rules, China Health Resource, Inc., a Delaware corporation (the “Company”) (OTCBB:CHRI), is providing you with this notice that a preliminary Information Statement and, when available, a definitive Information Statement relating to the corporate actions described below is available on the Company’s website.

WE ARE NOT SOLICITING PROXY OR CONSENT AUTHORITY, BUT ARE FURNISHING AN INFORMATION STATEMENT PURSUANT TO RULE 14C-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.
This communication presents only an overview of the more complete Information Statement in preliminary and, when available, definitive form, and related materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the Information Statement and related materials.

2.	The Information Statement in preliminary and, when available, definitive form, and related materials are available at: www.chriglobal.com.

3.
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before March 15, 2009 to facilitate timely delivery of the definitive Information Statement, when available, and related materials.

The corporate actions are expected to be effected on or after April 4, 2009, or, if later, at least twenty (20) days after the definitive Information Statement is available.

The Board of Directors of the Company (the “Board”) has recommended for approval, and has fixed the close of business on February 10, 2009 as the record date (the “Record Date”) for the determination of the holders of the Company’s issued and outstanding Class A common stock (the “Common Stock”) entitled to vote. The Company has obtained the written consent of the requisite number of holders of the Company’s Common Stock for the following corporate actions:

1.	Election of five directors of the Company for the next twelve months:

Jiayin Wang	55	President and Director
Jiang Chen	35	Chief Executive Officer and Director
Yi Zhou	41	Chief Financial Officer and Director
Gewei Wang	40	Independent Director
Bing Wang	34	Independent Director

2.	Ratification of the Board’s appointment of Lake & Associates CPA’s LLC as the Company’s independent auditors for the fiscal year ending December 31, 2009.

3.
Approval of the Amended and Restated Certificate of Incorporation to: (a) effect a 2,500 to 1 reverse stock split of the Common Stock; (b) decrease the Common Stock’s par value to $0.001; (c) eliminate the Class B common stock; and (d) authorize the issuance of up to 50,000,000 shares of blank check preferred stock from time to time.

4.	Approval of the Company’s 2009 Omnibus Incentive Plan.

You may access the following materials at www.chriglobal.com:
●	The Company’s preliminary Information Statement relating to the above corporate actions and, when available, the definitive Information Statement;
●	The Company’s 2009 Omnibus Incentive Plan;
●	The Company’s Amended and Restated Certificate of Incorporation;
●	The Company’s Annual Report on Form 10-KSB/A for the 2007 fiscal year; and
●	The Company’s Quarterly Report on Form 10-Q for the third quarter of the 2008 fiscal year.

You do not need any control/identification numbers to access these materials.

If you prefer a paper or e-mail copy of these materials, you may request them by sending an e-mail to fyq7@hotmail.com, calling collect at (617) 777-0401, or by making a request online at www.chriglobal.com. You will have the opportunity to make a request to receive paper or e-mail copies for all future annual or special meetings of stockholders.

By order of the Board of Directors,

/s/ Jiayin Wang
Jiayin Wang
President and Director

February 23, 2009